UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 11, 2015

AMBIENT WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7721 E. Trent Ave. Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

(509) 474-9451

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01

Entry into Material Definitive Agreement

On December 11, 2015, Ambient Water Corporation (the “Company”) entered into an Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with accredited investor, River North Equity, LLC (“River North”).

These two agreements replace the identically named agreements that we entered into with River North Equity, LLC on September 18, 2015.   The December agreements removed language which suggested that River North could assign its obligations under the agreements.  Purchase Agreement paragraphs 8.6 and 8.7 were modified and Registration Rights Agreement paragraph 6 (o) was modified.  We added an "Entire Agreement" paragraph to each Agreement adding assurance that the December agreement controlled the obligations among the parties.

Under the Purchase Agreement, the River North has agreed to purchase from the Company up to an aggregate of $5 million worth of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, from time to time, subject to limitations.

In accordance with the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock that may be issued to River North under the Purchase Agreement.   We will not be registering 100% of the registerable securities under the Purchase Agreement.  We will be subject to a registration cap which will not exceed 30% of our issued and outstanding common shares, less any shares held by Affiliates of the Company, under Registration Rights Agreement.  Therefore, the Company has elected to register 20,000,000 common shares which will represent approximately $600,000 Dollars of the $5 Million Dollars under the Purchase Agreement.

From the date that the SEC has declared the Registration Statement effective, the Company will have the right to sell up to $600,000 worth of shares of Common Stock to River North. The Company will control the timing and amount of future sales, if any, of Common Stock to River North under the Purchase Agreement. The purchase price of the shares will be equal to seventy percent (70%) of the lowest daily volume weighted average price of the Common Stock for any trading day during the ten (10) consecutive trading days immediately following the date of the Company’s notice to River North requesting the purchase. The minimum amount that the Company may require River North to purchase at any one time is $12,500. The Company may not require River North to purchase more than $500,000 worth of shares of Common Stock during any 10-day period and may not require River North to purchase shares of Common Stock if such purchase would result in River North's beneficial ownership exceeding 4.99 % of the outstanding Common Stock.  The term of the Purchase Agreement is 24 months.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, and indemnification and termination provisions. River North has covenanted not to cause or engage in any manner whatsoever any direct or indirect short selling of the Common Stock.

The Purchase Agreement may be terminated by the Company at any time at its discretion  upon sixty days advance notice. The proceeds received by the Company pursuant to the Purchase Agreement are expected to be used to further develop the Company’s product line, sales and for general corporate purposes.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement are qualified in their entirety by reference to the full text of thereof, a copy of each of which is attached hereto as Exhibits 10.1 and 10.2  respectively, and each of which is incorporated herein in its entirety by reference.

The Purchase Agreement, the Registration Rights Agreement are provided to give investors information regarding the agreements’ respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of such agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. River North is not third-party beneficiaries under these agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 3.02

Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is hereby incorporated by reference into this Item 3.02. The sale of securities pursuant to the Purchase Agreement will be exempt from registration pursuant to the provisions of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. River North represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

Item 8.01

Other Events.

On December 14, 2015, we requested that the Securities and Exchange Commission withdraw our Registration Statement on Form S-1 which we filed on November 3, 2015 in connection with the September 18, 2015 River North Equity, LLC Agreements.  We anticipate filing a new Registration Statement under the provisions of the December 11, 2015 Agreements.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description

10.1

Securities Purchase Agreement dated December 11, 2015 between River North Equity, LLC and Ambient Water Corporation

10.2

Registration Rights Agreement dated December 11, 2017 between River North Equity, LLC and Ambient Water Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2015

Ambient Water Corporation

/s/ Jeff Stockdale

______________________________

By:  Jeff Stockdale

Title: President; Chief Operating Officer